UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 27, 2006 (February 21, 2006)

Kaman Corporation
(Exact Name of Registrant as Specified in Its Charter)

Connecticut
(State or Other Jurisdiction of Incorporation)

0-1093	06-0613548
(Commission File Number)	(IRS Employer Identification No.)

1332 Blue Hills Avenue, Bloomfield, Connecticut	06002
(Address of Principal Executive Offices)	(Zip Code)

(860) 243-7100
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Employment Arrangement with Paul R. Kuhn

At a meeting held on February 21, 2006, the Board of Directors (the “Board”) of Kaman Corporation (the “Company”), upon recommendation of the Personnel and Compensation Committee of the Board, took the actions (a) with respect to employment terms for Mr. Paul R. Kuhn, the Company’s Chairman, President and Chief Executive Officer, and (b) the Kaman Corporation Supplemental Employees’ Retirement Plan (“SERP”), which provides supplemental pension benefits to certain of the Company’s senior management personnel, including its executive officers.

The Company has agreed to a new employment agreement (the “New Employment Agreement”) with Mr. Kuhn who will attain age 65 in October 2006. Mr. Kuhn has been the Company’s President and Chief Executive Officer since August 2, 1999. The New Employment Agreement replaces and supersedes the Company’s Amended and Restated Employment Agreement with Mr. Kuhn, as amended most recently on February 17, 2004 (the “Prior Employment Agreement”), and the Company’s Second Amended and Restated Change in Control Agreement with Mr. Kuhn dated November 11, 2003 (the “Change in Control Agreement”).

The terms of Mr. Kuhn’s employment set forth in the New Employment Agreement are as follows:

(a) The term of Mr. Kuhn’s employment will extend until February 21, 2008 (the “Employment Term”). The Company may appoint a successor President and Chief Executive Officer to Mr. Kuhn during the Employment Term, in which case Mr. Kuhn’s duties and responsibilities shall thereafter consist of assisting the Company and his successor in the senior management transition and serving as the Company’s Chairman. Mr. Kuhn’s compensation and benefits under the New Employment Agreement will not be affected by the appointment of a successor President and Chief Executive Officer.

(b) The New Agreement entitles Mr. Kuhn to an annual base salary of $900,000 a year, and eligibility to receive an annual bonus for 2006 and 2007 (and eligibility for a pro-rated annual bonus in 2008) to be determined by the Corporation’s Personnel and Compensation Committee, with a target bonus opportunity to be not less than 80% of base salary.

(c) The New Employment Agreement provides for Mr. Kuhn’s participation in the Company’s employee benefit programs generally applicable to the Company’s senior executives. The Company will also continue to provide Mr. Kuhn with up to four weeks vacation, premium payments on a $1.2 million life insurance policy issued to Mr. Kuhn and a company car as currently provided to him.

(d) Mr. Kuhn shall be entitled to severance benefits from the Company only if (1) his employment is terminated without “cause” (as defined) or he resigns with “good reason” (as defined) during the Employment Term, and (2) he signs a release agreement reasonably acceptable to the Company. “Good reason” has been adjusted to reflect his duties and the compensation structure under the New Employment Agreement. Mr. Kuhn’s reduced role after the Company elects a successor President and Chief Executive Officer and the reduction to his benefit rights under the SERP as described below shall not provide Mr. Kuhn good reason to terminate employment or otherwise result in a constructive employment termination that triggers severance benefits. The termination of Mr. Kuhn’s employment with the Board’s consent after the appointment of a successor as President and Chief Executive Officer shall be treated as employment termination without cause. Expiration of the Employment Term on February 21, 2008 shall not trigger any payment of severance benefits.

(e) Mr. Kuhn’s outstanding equity awards shall become fully vested upon (i) Mr. Kuhn’s “retirement” (as defined), (ii) the termination of his employment without cause, for “disability” (as defined), or due to death, (iii) his resignation for good reason or (iv) a “change in control” (as defined).

(f) The lump sum severance payment that may have otherwise been payable to Mr. Kuhn as part of his severance protection under the Prior Employment Agreement or Prior Change in Control Agreement (collectively, the “Prior Agreements”) is reduced under the New Employment Agreement. The Prior Change in Control Agreement provided a lump sum severance payment equal to three times Mr. Kuhn’s then current base salary and the most recent annual bonus paid to him (“Annual Compensation”). The lump sum severance payment under the Prior Employment Agreement equaled two times Mr. Kuhn’s Annual Compensation. The New Employment Agreement provides that the multiplier for the lump sum severance payment shall only reflect the period between Mr. Kuhn’s employment termination date and February 21, 2008.

(g) Other severance benefits payable to Mr. Kuhn upon a termination of employment without cause or resignation for good reason are: (i) a pro-rata portion of his annual bonus for the performance year in which his termination occurs, (ii) pro-rata payment of each outstanding long-term performance award ("LTIP") based on 100% of the target value, (iii) title to the Company automobile on an “as is” basis, with the automobile’s fair market value being taxable to Mr. Kuhn; (iv) continued payment of the premiums on his $1.2 million life insurance policy during the remainder of his life; (v) continued participation at the Company’s expense for 18 months in all medical, dental and vision plans which cover Mr. Kuhn and his eligible dependents, subject to offset due to future employment; (vi) pro-rata vesting of LTIP awards; and (vii) all accrued and vested benefits under the Company’s compensation and benefit plans, programs and arrangements (collectively, “Accrued Benefits”).

(h) A tax gross-up for excise taxes under Section 4999 of the Internal Revenue Code (and income taxes on the gross-up) that become payable by Mr. Kuhn will be paid only if payments (including vesting of outstanding equity compensation awards) contingent on a change in ownership or control of the Company exceed the maximum amount (as determined under applicable tax rules) that Mr. Kuhn could receive without having any such payments become subject to such tax by at least $100,000.

(i) If Mr. Kuhn is discharged with cause or if he resigns without good reason, he will receive his unpaid base salary and earned bonus through the date of termination and the Accrued Benefits.

(j) If Mr. Kuhn’s employment is terminated due to his death or disability, Mr. Kuhn or his estate, as applicable, will receive Mr. Kuhn’s unpaid base salary and earned bonus through the date of termination, the Accrued Benefits and a pro-rata portion of Mr. Kuhn’s annual bonus for the performance year in which his death or disability occurred.

(k) If Mr. Kuhn retires, he will receive (i) a pro-rata portion of his annual bonus for the year of retirement, (ii) pro-rata vesting of LTIP awards, (iii) continued payment of the premiums on his $1.2 million life insurance policy during the remainder of his life, (iv) title to the company automobile on an "as is" basis, with the automobile's fair market value being taxable to Mr. Kuhn, and (v) the Accrued Benefits.

(l) Mr. Kuhn has agreed not to compete with the Company and not to solicit its employees during the 2-year period following termination of employment for any reason.

(m) Following termination of employment for any reason, Mr. Kuhn will assist and cooperate with the Company regarding any matter or project in which he was involved during the Executive’s employment. The Company shall compensate Mr. Kuhn for any lost wages or expenses associated with such cooperation and assistance.

(n) Mr. Kuhn acknowledges and agrees that the Prior Agreements are terminated and cancelled, and releases and discharges the Company from any and all obligations and liabilities now existing under or by virtue of the Prior Agreements.

(o) The parties have agreed in good faith to amend the New Employment Agreement as may be required to comply with final regulations issued by the Treasury Department under Section 409A of the Internal Revenue Code without materially impacting the economic cost to the Company or economic value to Mr. Kuhn.

A copy of the New Employment Agreement dated as of February 24, 2006 and signed by Mr. Kuhn is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Sixth Amendment to SERP

At its meeting on February 21, 2006, the Board also approved the Sixth Amendment to the SERP. The material changes to the SERP as reflected under the Sixth Amendment and effective on January 1, 2006 are as follows:

(a) Only salary and annual bonus payable before the date of the Participant’s employment termination with respect to periods of active employment shall be eligible compensation under the SERP for all periods after December 31, 2005.

(b) Severance and equity compensation under any plan, program, arrangement or agreement of the Company or its affiliates that becomes taxable after December 31, 2005 shall be disregarded when determining a participant’s benefits under the SERP.

(c) The Sixth Amendment clarifies and modifies the terms of the Second Amendment to the SERP dated September 2, 1999, which provides for three years of credited service for each completed year of employment beginning on or after January 1, 2004. Mr. Kuhn shall continue to accrue credited service under the Second Amendment for 2006 and 2007 provided that he remains employed as of the end of such year. Mr. Kuhn shall not earn any credited service based on employment after 2007. Mr. Kuhn shall receive credited service as if he remained employed with the Company through December 31, 2007 if his employment terminates before then in a manner that entitles him to severance benefits under the New Employment Agreement.

(d) The maximum lump sum payment (or its actuarial equivalent if payment is made in a form other than a single lump sum payment) to Mr. Kuhn shall be (1) $8.912 million if Mr. Kuhn does not remain employed by the Company on December 31, 2006; (2) $10.5 million if Mr. Kuhn does not remain employed by the Company on December 31, 2007; and (3) $12 million if Mr. Kuhn remains employed on or after December 31, 2007. The maximum benefit that Mr. Kuhn may receive from the SERP shall be increased to $12,000,000 if his employment terminates prior to December 31, 2007 in a manner that entitles him to severance benefits under the New Employment Agreement.

An executed copy of the Sixth Amendment is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Stock Ownership Guidelines for Non-employee Directors and Management; Change to Director Compensation Structure

At its meeting on February 21, 2006, the Board of Directors also approved stock ownership guidelines both for non-employee Directors and for corporate management, effective immediately. The Board believes that the Directors and senior management should have a significant equity position in the company and that these guidelines will serve to further the Board's interest in encouraging a longer-term focus in managing the company.

The stock ownership guidelines that were adopted by the Board of Directors for non-employee Directors were recommended to the Board by the Corporate Governance Committee pursuant to a meeting held on February 21, 2006. The guidelines require each non-employee Director to have an ownership multiple of 3 times the annual cash retainer, which for the period 2006 and 2007 is $45,000. In addition, it was determined that the restricted stock awards of 2,000 shares of Common Stock that will be granted to the non-employee Directors as part of the director compensation package approved to take effect January 1, 2006 (and reported by Form 8-K dated November 10, 2005, ref. no.0000054381-05-000088) will have restrictions immediately lapse and Directors who do not meet the ownership guidelines must hold shares received pursuant to such grants (with such shares being netted for the income tax effect thereof) for a period of 3 years or until the guidelines are met, whichever is earlier. In determining whether the guidelines have been achieved at any particular point, the price of the Common Stock will be the higher of (i) the then current market value determined by the closing price of the Common Stock on the date of the determination; or (ii) the closing price on February 21, 2006, which was $21.13.

The stock ownership guidelines that were adopted by the Board of Directors for management were recommended to the Board by the Personnel and Compensation Committee pursuant to a meeting held on February 21, 2006. The guidelines require the following Common Stock ownership multiples: CEO, 3 times base salary; participants in the long-term incentive award program under the company's 2003 Stock Incentive Plan or its predecessor plan (currently 8 individuals), 2 times their base salary; and all other elected officers of the company, 1 times their base salary. A total of sixteen individuals are currently subject to the guidelines. These individuals are required to take and retain one-third of any earned long-term incentive award in the form of stock and to retain any shares realized from the exercise of stock options or the vesting of restricted stock under the 2003 Stock Incentive Plan or its predecessor plan until such time as the required ownership guidelines are met. Stock options, including vested options, as well as restricted stock which remains subject to restrictions, are not included in determining whether an individual has achieved the ownership levels required by the guidelines. In determining whether the guidelines have been achieved at any particular point, the price of the Common Stock will be the higher of (i) the then current market value determined by the closing price of the Common Stock on the date of the determination; or (ii) the closing price on February 21, 2006, which was $21.13.

Tax Accounting and Tax/Estate Planning Services

In addition, at the February 21, 2006 Board of Directors' meeting, the Board approved a recommendation of the Personnel and Compensation Committee (which was adopted at its meeting on the same date) to authorize the company's reimbursement of the following officers for tax accounting and tax/estate planning services: Paul R. Kuhn, the company's Chairman, CEO and President; Robert M. Garneau, the company's Executive Vice President and Chief Financial Officer; Candace A. Clark, the company's Senior Vice President and Chief Legal Officer; Ronald M. Galla, the company's Senior Vice President and Chief Information Officer; Russell H. Jones, the company's Senior Vice President and Chief Investment Officer; T. Jack Cahill, President of the company's Industrial Distribution segment; and Robert H. Saunders, Jr., President of the company's Music segment. Services eligible for reimbursement include tax return preparation, development of tax strategies and tax related aspects of estate and investment planning, preparation of wills or trust, and development of personal financial objectives and investment strategies. The total amount that can be reimbursed to the entire group for the calendar year is Seventy Thousand Dollars ($70,000) and generally not more than $10,000 may be provided to any particular individual in a calendar year.

Recapitalization Bonus Award for Candace A. Clark

On February 21, 2006, the Board of Directors awarded a special bonus equal to $50,000 to Candace A. Clark in recognition of her extraordinary services over a three-year period in connection with the successful recapitalization of the company.

Item 2.02 Results of Operations and Financial Condition

On February 27, 2006, the company issued a press release describing the company's financial results for the quarter and twelve month period ended December 31, 2005. A copy of this press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.

The following exhibits are furnished as part of this Form 8-K

No. Description

10.1	Executive Employment Agreement with Mr. Kuhn dated as of February 24, 2006.
10.2	Sixth Amendment to Kaman Corporation Supplemental Employees’ Retirement Plan.
99.1	Press Release of the Company regarding financial performance for the quarter and twelve month period ended December 31, 2005, dated February 27, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2006	By:	/s/ Robert M. Garneau
Robert M. Garneau
Executive Vice President and
Chief Financial Officer